Exhibit 10.59
RTX CORPORATION
LONG-TERM INCENTIVE PLAN

AMENDMENT

The RTX Corporation Long-Term Incentive Plan, as Amended and Restated as of May 2, 2024 (the “LTIP”) is hereby further amended, effective October 29, 2025, for purposes of implementing the following non-material administrative revision:
1.Section 1 (Purpose; Definitions), subsection “h” is amended and restated to read as follows:
h. “Cause” means, unless otherwise provided in an Award Agreement: (i) conduct resulting in a felony criminal conviction under U.S. federal or state law or an equivalent conviction under the laws of any other country or province, or conduct meeting the elements of the same as determined by the Corporation; (ii) dishonesty, fraud, self-dealing or material violations of civil law in the course of fulfilling the Participant’s employment duties, including but not limited to violations of any anti-fraud laws such as the Truthful Cost or Pricing Data Statute (FKA Truth in Negotiations Act or “TINA”) and the Foreign Corrupt Practices Act (FCPA) or equivalent civil laws of any other country, as determined by the Corporation; (iii) breach of the Participant’s intellectual property agreement or other written agreement between the Corporation or an Affiliate and Participant, as determined by the Corporation; (iv) such other actions or omissions that constitute willful misconduct, willful failure to perform, or gross negligence in the performance of reasonable duties of employment, as determined by the Corporation; (v) negligent supervision of a subordinate who causes significant harm to the Corporation and/or an Affiliate, as determined by the Corporation; (vi) material violation of the Corporation’s Code of Conduct or other company policy which may be injurious to the Corporation and/or an Affiliate, and/or which may render Participant’s employment untenable as determined by the Corporation; or (vii) prior to a Change-in-Control, such other events as shall be determined by the Committee. Notwithstanding the general rule of Section 2(c), following a Change-in-Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.
IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of October 29, 2025.
RTX CORPORATION
By: /s/ Dantaya M. Williams
Dantaya M. Williams
Executive Vice President & CHRO
Attest: /s/ Christine L. Hill
Christine L. Hill
Vice President & Associate General Counsel,
Executive & Global Compensation & Benefits